Exhibit 99.1

Avistar Communications Corp.	For Immediate Release
555 Twin Dolphin Drive, 3rd Floor	Contact: Robert J. Habig
Redwood Shores, CA 94065	650.610.2900
Tel 650.610.2900	ir@avistar.com
Fax 650.610.2901
Video 650.632.1912
www.avistar.com

AVISTAR COMMUNICATIONS ANNOUNCES THE

COMPLETION OF FINANCING ACTIVITIES

REDWOOD SHORES, Calif. – March 25, 2004 – Avistar Communications Corporation (NASDAQ: AVSR), a provider of enterprise video communication solutions, today announced that it has completed a $3.6 million private placement of 3.0 million shares of common stock at $1.20 per share with Fuller & Thaler Asset Management, Inc. Avistar anticipates that the proceeds of the private placement will be used for working capital and other general corporate purposes.

The company also announced today that on February 27, 2004 it renewed and amended its previous credit line with Comerica Bank, providing up to $3.5 million of readily available financing to Avistar.  Avistar’s obligations under the line of credit are guaranteed by its chairman and CEO, Gerald Burnett.  The term of the line of credit is through February 27, 2005, and disbursements under the line of credit are subject to quick ratio and loan to value covenants.  As of the date of this press release, the company had no outstanding borrowings under the line of credit, and was eligible to borrow the full $3.5 million.

About Avistar Communications Corporation

Avistar develops, markets and supports video collaboration solutions for the enterprise, all powered by the AvistarVOS software. From the desktop, Avistar delivers TV-quality video calling, recording, publishing to web and emails, video-on-demand, broadcast, and document sharing.  Avistar delivers on vBusiness – video-enabling business – by integrating visual communications into the daily workflow and connecting communities of users within and across enterprises.

Founded in 1993, Avistar Communications Corporation is headquartered in Redwood Shores, California, with sales offices in New York and London. Collaboration Properties, Inc., a wholly owned subsidiary of Avistar Communications Corporation, holds a broad portfolio of patents covering the AvistarVOS platform, as well as multiple software and hardware video collaboration products.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including but not limited to statements regarding the expected use of the proceeds of the financing, and statements regarding the availability of funds under the line of credit.  Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  Actual results in future periods are subject to many factors, including, among others, uncertainties regarding Avistar’s future revenue, expenses, cash flows and financing needs, uncertainties regarding the continued availability of funds under the line of credit and Avistar’s ability to meet the applicable financial covenants, fluctuations or decreases in trading volume and restrictions on trading that may adversely affect the price and/or liquidity of Avistar’s common stock, uncertainties regarding the general economic outlook and customer demand for Avistar’s products, and other risks and uncertainties, including those discussed in Avistar’s filings with the Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q. Avistar does not undertake to update any forward-looking statements.

THIS PRESS RELEASE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF AVISTAR COMMUNICATIONS CORPORATION. THE SECURITIES DESCRIBED IN THIS NOTICE HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.